Exhibit 10.11

FIRST AMENDMENT TO ABL CREDIT AGREEMENT

This FIRST AMENDMENT TO ABL CREDIT AGREEMENT, dated as of January 10, 2020 (this “Amendment”), to the ABL Credit Agreement, dated as of April 4, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time immediately prior to the effectiveness of this Amendment, the “Credit Agreement”; the Credit Agreement, after giving effect to the effectiveness of this Amendment, the “Amended Credit Agreement”), among Dynasty Intermediate Co., Inc., a Delaware corporation (“Holdings”), Dynasty Acquisition Co., Inc., a Delaware corporation (the “U.S. Borrower”), Standard Aero Limited, a British Columbia limited company (the “Canadian Borrower”), StandardAero Aviation Holdings, Inc., a Delaware corporation (the “U.S. Co-Borrower”), the other Borrowers from time to time party thereto, each lender from time to time party thereto (collectively, the “Lenders” and each, individually, a “Lender”), each L/C Issuer party thereto and Royal Bank of Canada (“Royal Bank”), as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”), is entered into by and among the Borrowers, Holdings, the Subsidiary Guarantors party hereto (solely with respect to Section 6.2 hereof), the Administrative Agent, the Collateral Agent, the Incremental Revolving Credit Lenders (as defined below) and the other Lenders party hereto.

W I T N E S S E T H:

WHEREAS, pursuant to Section 2.14 of the Credit Agreement, the U.S. Borrower shall obtain a Revolving Credit Commitment Increase with respect to the U.S. Facility in an aggregate amount of $100,000,000 (such aggregate amount of Revolving Credit Commitment Increase, the “2020 Revolving Credit Commitment Increase”) by, among other things, entering into this Amendment in accordance with the terms and conditions of the Credit Agreement for general corporate purposes of the Borrower Parties;

WHEREAS, the Borrowers have requested that the Incremental Revolving Credit Lenders (as defined below) provide, and the Incremental Revolving Credit Lenders have agreed to provide, the 2020 Revolving Credit Commitment Increase in the amounts indicated on Annex I hereto;

WHEREAS, the Borrowers, Holdings, the Administrative Agent, the Incremental Revolving Credit Lenders and each of the existing Revolving Credit Lenders (an “Existing Revolving Credit Lender”) that executes and delivers a signature page to this Agreement in the form of Annex II hereto (a “Lender Consent”) constituting Required Lenders, as applicable, have agreed, and in the case of the Existing Revolving Credit Lenders that deliver a Lender Consent, will thereby agree, to amend certain provisions of the Credit Agreement as provided for herein in accordance with Sections 2.14 and 10.01 of the Credit Agreement;

WHEREAS, in connection with the foregoing, it is intended that (a) the U.S. Borrower will obtain the 2020 Revolving Credit Commitment Increase and (b) all fees, costs and expenses incurred in connection with the 2020 Revolving Credit Commitment Increase will be paid in accordance with Section 4.3 hereof;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. DEFINED TERMS; INTERPRETATION, ETC.

Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement. This Amendment is a “Loan Document”, as defined in the Credit Agreement.

SECTION 2. 2020 REVOLVING CREDIT COMMITMENT INCREASE.

2.1 2020 Revolving Credit Commitment Increase. On and as of the date hereof, each party hereto providing the 2020 Revolving Credit Commitment Increase as indicated on Annex I hereto (the “Incremental Revolving Credit Lenders”) hereby agrees to provide the 2020 Revolving Credit Commitment Increase to the U.S. Borrower as an increase to the U.S. Commitments in an aggregate principal amount equal to the amount set forth opposite such Incremental Revolving Credit Lender’s name on Annex I hereto (the “2020 Revolving Credit Commitment Increase”), on the terms set forth herein and in the Credit Agreement, and subject to the conditions set forth in Section 4 below. The 2020 Revolving Credit Commitment Increase (i) shall be deemed to be a “U.S. Credit Commitment” for all purposes of the Credit Agreement and the other Loan Documents and (ii) shall be deemed to be a “Revolving Credit Commitment Increase” and shall constitute part of the “Revolving Credit Facility” and “U.S. Facility” for all purposes of the Credit Agreement and the other Loan Documents and (iii) shall be deemed to be an increase in and otherwise part of the Tranche of the U.S. Facility made available on the Closing Date. The 2020 Revolving Credit Commitment Increase shall be provided in accordance with, and be subject to all of the terms and conditions set forth in, the Credit Agreement (including, without limitation, Section 2.14 thereof).

2.2 Each Incremental Revolving Credit Lender hereby: (i) confirms that a copy of the Credit Agreement and the other applicable Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and provide the 2020 Revolving Credit Commitment Increase, as applicable, has been made available to such Incremental Revolving Credit Lender by the Administrative Agent and, with respect to the other applicable Loan Documents, to the extent requested by such Incremental Revolving Credit Lender prior to the date hereof; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, any Agent-Related Person or any other Lender or agent and based on such documents and information as it has deemed appropriate at the time, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated under the Credit Agreement and the other applicable Loan Documents, including this Amendment, and made its own decision to enter into this Agreement and to extend credit to the Borrowers and the other Loan Parties under the Credit Agreement or the other applicable Loan Documents, including this Amendment; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) acknowledges and agrees that upon the 2020 Increase Effective Date each Incremental Revolving Credit Lender shall be a “Lender” and “Revolving Credit Lender”, as applicable, under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder; and (v) consents to each amendment set forth in Section 3 hereof in its capacity as an Incremental Revolving Credit Lender and, if applicable, in its capacity as an existing Lender under the Credit Agreement.

2.3 Each Incremental Revolving Credit Lender shall provide the 2020 Revolving Credit Commitment Increase in accordance with Section 2.14(e) of the Credit Agreement upon satisfaction or due waiver of each of conditions precedent set forth in Section 4 hereof, except as otherwise agreed between Holdings, the Administrative Agent and each Incremental Revolving Credit Lender with respect to its requirement to provide its pro rata portion of the 2020 Revolving Credit Commitment Increase.

2.4 The parties hereto agree that Canadian Imperial Bank of Commerce and Bank of America, N.A. shall be granted the title of Joint Bookrunner for purposes of the 2020 Revolving Credit Commitment Increase and shall be deemed to be included on the facing page of the ABL Credit Agreement as a Joint Bookrunner with respect thereto.

SECTION 3. AMENDMENTS TO THE CREDIT AGREEMENT.

3.1 Subject to satisfaction (or waiver) of the conditions set forth in Section 4 hereof, the Borrowers, Holdings, the Incremental Revolving Credit Lenders, and, solely with respect to Section 3.1(iii) hereof, the Existing Revolving Credit Lenders party hereto constituting Required Lenders hereby agree that the Credit Agreement be and is hereby amended as follows:

(i) Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical sequence:

“2020 Increase Effective Date” has the meaning specified in the First Amendment.

“2020 Revolving Credit Commitment Increase” means the “2020 Revolving Credit Commitment Increase” as defined in the First Amendment.

“First Amendment” means the First Amendment to ABL Credit Agreement, dated as of January 10, 2020, among Holdings, the Borrowers, the Subsidiary Guarantors party thereto (solely with respect to Section 6.2 thereof), the Administrative Agent, the Collateral Agent and the Lenders party thereto.

(ii) The following definition in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“U.S. Commitment” means, with respect to each U.S. Revolving Credit Lender, the commitment, if any, of such U.S. Revolving Credit Lender to make U.S. Revolving Credit Loans and to acquire participations in U.S. Letters of Credit hereunder, expressed as an amount representing the maximum possible aggregate amount of such U.S. Revolving Credit Lender’s U.S. Revolving Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to (a) Section 2.06, (b) assignments by or to such U.S. Revolving Credit Lender pursuant to Section 10.07 and (c) Reallocations pursuant to Section 2.23. The initial amount of each U.S. Revolving Credit Lender’s U.S. Commitment is set forth on Schedule 2.01 (and, after giving effect to the 2020 Revolving Credit Commitment Increase (as defined in the First Amendment), on Annex I to the First Amendment), or in the Assignment and Assumption pursuant to which such U.S. Revolving Credit Lender shall have assumed its U.S. Commitment, as applicable. The U.S. Commitment was in the initial aggregate amount of $100,000,000. The aggregate amount of U.S. Commitment shall be $200,000,000 as of and on the 2020 Increase Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

(iii) The definition of “BA Rate” in Section 1.01 of the Credit Agreement is amended by adding the following paragraph to the end of the definition:

“If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in Section 3.04(b) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in Section 3.04(b) have not arisen but the supervisor or the administrator of the CDOR or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the CDOR shall no longer be used for determining interest rates for loans in Canadian Dollars (or any other currency, as applicable), then the Administrative Agent and Holdings shall endeavor to establish an alternate benchmark floating term rate of interest to the BA Rate that is generally accepted as the then prevailing market convention for determining a rate of interest for similar syndicated loans denominated in Canadian Dollars at such time and shall include the spread or method for determining a spread or other adjustments or modifications that are generally accepted as the then prevailing market convention for determining such spread, method, adjustment or modification, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable. Notwithstanding anything to the contrary herein, such amendment shall become effective without any further action or consent of any other party to this Agreement; provided that if there is not a generally accepted prevailing market convention for determining a rate of interest for similar syndicated loans denominated in Canadian Dollars, then Holdings and the Administrative Agent may establish an alternate benchmark floating term rate of interest, which may include a spread or method for determining a spread or other adjustments or modifications, and such alternate rate of interest shall become effective within five Business Days of the date that notice of such alternate rate of interest is provided to the Lenders unless prior to the end of such five Business Day period the Administrative Agent receives a written notice from the Required Lenders of each Tranche of Canadian Revolving Credit Loans stating that such Required Lenders object to such alternate rate of interest. For the avoidance of doubt, if any such alternate rate of interest determined pursuant to this paragraph would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.”

(iv) A new Section 10.28 is hereby inserted into the Credit Agreement to read as follows:

“Section 10.28 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such

Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 10.28, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).”

(v) The commitment schedule on Schedule 2.01 in the Credit Agreement shall be replaced in its entirety by the commitment schedule set forth on Annex I hereto.

SECTION 4. CONDITIONS PRECEDENT TO AMENDMENTS.

This Amendment shall become effective on the date (the “2020 Increase Effective Date”) on which each of the following conditions precedent in shall have been satisfied (or duly waived by the Incremental Revolving Credit Lenders and Required Lenders):

4.1 Certain Documents. The Administrative Agent shall have received each of the following:

(i) a counterpart of this Amendment, duly executed by each Loan Party, the Administrative Agent, the Collateral Agent and each of the Incremental Revolving Credit Lenders;

(ii) a solvency certificate signed by the chief financial officer or similar officer, director or authorized signatory of U.S. Borrower, substantially in the form attached as Exhibit P to the Credit Agreement;

(iii) such customary resolutions and certificates or other action of Holdings and U.S. Borrower as the Administrative Agent may reasonably require evidencing the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and such documents and certifications (including, without limitation, incumbency certificates and Organization Documents (to the extent there have been changes thereto since they were delivered to the Administrative Agent on the Closing Date) and, if applicable, good standing certificates) as the Administrative Agent may reasonably require to evidence that Holdings and U.S. Borrower is duly organized or formed, and that each of the Loan Parties is validly existing and, if applicable, in good standing; and

(iv) an executed legal opinion from Latham & Watkins LLP, special New York counsel to Holdings, the Borrowers and the Subsidiary Guarantors, addressed to each Secured Party party hereto, in form and substance reasonably satisfactory to the Administrative Agent.

4.2 PATRIOT Act. The Incremental Revolving Credit Lenders shall have received, at least three (3) Business Days prior to the 2020 Increase Effective Date, (x) all documentation and other information about Holdings, the Borrowers and the Guarantors as has been reasonably requested in writing at least ten Business Days prior to the 2020 Increase Effective Date by the Incremental Revolving Credit Lenders that it reasonably determines is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act, and that has not been previously provided to such Incremental Revolving Credit Lender and (y) a beneficial ownership certification from the U.S. Borrower in accordance with the requirements of 31 C.F.R. § 1010.230, in each case that has been requested in writing at least 10 Business Days prior to the 2020 Increase Effective Date.

4.3 Fees and Expenses. The U.S. Borrower shall have paid (or caused to have been paid) to each Incremental Revolving Credit Lender party hereto, each for its own account, a fee equal to 0.50% of such Incremental Revolving Credit Lender’s portion of the 2020 Revolving Credit Commitment Increase as set forth on Annex I, in each case in consideration of such Incremental Revolving Credit Lender’s providing their portion of the 2020 Revolving Credit Commitment Increase.

4.4 Representations and Warranties. The representations and warranties of each Borrower and each other Loan Party contained in Section 5 shall be true and correct in all respects.

4.5 No Event of Default. No Event of Default exists or would result from giving effect to the 2020 Revolving Credit Commitment Increase.

4.6 Existing Revolving Credit Lender Consents. The Administrative Agent shall have received a Lender Consent duly executed by each of the Existing Revolving Credit Lenders constituting Required Lenders, attached hereto as Annex II.

4.7 Responsible Officer’s Certificate. The Administrative Agent shall have received a certificate of a Responsible Officer of the U.S. Borrower certifying that the conditions set forth in Sections 4.4 and 4.5 hereof have been satisfied.

SECTION 5. REPRESENTATIONS AND WARRANTIES.

5.1 In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Holdings, the Borrowers and the other Loan Parties hereby represent and warrant on and as of the 2020 Increase Effective Date (before and after giving effect to the 2020 Revolving Credit Commitment Increase) that the representations and warranties of Holdings, each Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the 2020 Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date, and except that for purposes of this Section 5, the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to Sections 6.01(a) and (b) of the Credit Agreement, respectively, prior to the 2020 Increase Effective Date.

SECTION 6. MISCELLANEOUS

6.1 Reference to and Effect on the Loan Documents.

(a) As of the date hereof, each reference in the Amended Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder”, “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(b) Except as expressly amended hereby, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any Loan Document, or constitute a waiver or amendment of any other provision of the Credit Agreement or any Loan Document (as amended hereby) except as and to the extent expressly set forth herein.

6.2 Reaffirmation. Each Loan Party party hereto expressly acknowledges the terms of this Amendment and reaffirms, as of the date hereof and as of the 2020 Increase Effective Date, that its guarantee of the Obligations under the applicable Guaranty and its grant of Liens on the Collateral to secure the Obligations pursuant to each Collateral Document to which it is a party, in each case, continues in full force and effect and extends to the obligations of the Loan Parties under the Loan Documents (including the Amended Credit Agreement and including the obligations of the Loan Parties in respect of the 2020 Revolving Credit Commitment Increase) subject to any limitations set out in the Amended Credit Agreement and any other Loan Document applicable to that Loan Party. Neither the execution, delivery, performance or effectiveness of this Amendment nor the modification of the Credit Agreement effected pursuant hereto: (i) impairs the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document, and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred; or (ii) is intended to or will create a registerable Lien or requires that any new filings be made or other action be taken to perfect or to maintain the perfection of such Liens.

6.3 Counterparts; Governing Law; Waiver of Jury Trial. Sections 10.11, 10.15 and 10.17 of the Credit Agreement are hereby incorporated herein mutatis mutuandis.

6.4 Loan Document and Integration. This Amendment is a Loan Document, and together with the other Loan Documents, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

6.5 Headings. Section headings contained in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers and members thereunto duly authorized, as of the date indicated above.

DYNASTY INTERMEDIATE CO., INC., as Holdings

By:	/s/ Russell W. Ford
Name: Russell W. Ford
Title: Chief Executive Officer

DYNASTY ACQUISITION CO., INC., as U.S. Borrower

By:	/s/ Russell W. Ford
Name: Russell W. Ford
Title: Chief Executive Officer

STANDARD AERO LIMITED, as Canadian Borrower

By:	/s/ Russell W. Ford
Name: Russell W. Ford
Title: Chief Executive Officer

STANDARDAERO AVIATION HOLDINGS, INC., as U.S. Co-Borrower

By:	/s/ Russell W. Ford
Name: Russell W. Ford
Title: Chief Executive Officer

[Signature Page to First Amendment to Credit Agreement]

SOLELY WITH RESPECT TO SECTION 6.2:

ASSOCIATED AIR CENTER INTERNATIONAL INC.
ASSOCIATED AIR CENTER, INC.
JET AVIATION SPECIALISTS, LLC
MRO ACQUISITION LLC
PAS INTERNAITONAL HOLDINGS, INC.
PAS TECHNOLOGIES INC.
PIEDMONT/HAWTHORNE ASSOCIATED, INC.
PIEDMONT/HAWTHORNE HOLDINGS, INC.
STANDARD AERO (ALLIANCE) INC.
STANDARD AERO (SAN ANTONIO) INC.
STANDARD AERO (US), INC.
STANDARD AERO CANADA, INC.
STANDARD AERO HOLDINGS, INC.
STANDARD AERO MATERIALS, INC.
STANDARD AERO NOVA SCOTIA COMPANY
STANDARD AERO, INC.
STANDARDAERO AVIATION SOLUTIONS, INC.
STANDARDAERO BUSINESS AVIATION SERVICES, LLC
STANDARDAERO COMPONENT SERVICES, INC.
STANDARDAERO HOLDING CORP., each as a Subsidiary Guarantor

By:	/s/ Russell W. Ford
Name: Russell W. Ford
Title: Chief Executive Officer

VECTOR AEROSPACE USA, INC.
VECTOR AEROSPACE ENGINE SERVICES-ATLANTIC INC., each as a Subsidiary Guarantor

By:	/s/ Michael Scott
Name: Michael Scott
Title: Chief Financial Officer and Treasurer

[Signature Page to First Amendment to Credit Agreement]

ROYAL BANK OF CANADA, as the Administrative Agent and the Collateral Agent

By:	/s/ Ann Hurley
Name: Ann Hurley
Title: Manager, Agency

[Signature Page to First Amendment to Credit Agreement]

ROYAL BANK OF CANADA, as an Incremental Revolving Credit Lender

By:	/s/ Anna Bernat
Name: Anna Bernat
Title: Attorney-in-Fact

CANADIAN IMPERIAL BANK OF COMMERCE, as an Incremental Revolving Credit Lender

By:	/s/ Courtney Savage
Name: Courtney Savage
Title: Authorized Signatory

By:	/s/ Geoff Golding
Name: Geoff Golding
Title: Authorized Signatory

WELLS FARGO BANK, N.A., as an Incremental Revolving Credit Lender

By:	/s/ Krista Mize
Name: Krista Mize
Title: Authorized Signatory

BANK OF AMERICA, N.A., as an Incremental Revolving Credit Lender

By:	/s/ Matthew Van Steenhuyse
Name: Matthew Van Steenhuyse
Title: Senior Vice President

[Signature Page to First Amendment to Credit Agreement]

REGIONS BANK, as an Incremental Revolving Credit Lender

By:	/s/ Evie Krimm
Name: Evie Krimm
Title: Director

GOLDMAN SACHS LENDING PARTNERS LLC, as an Incremental Revolving Credit Lender

By:	/s/ Ryan Durkin
Name: Ryan Durkin
Title: Authorized Signatory

MIZUHO BANK, LTD., as an Incremental Revolving Credit Lender

By:	/s/ Raymond Ventura
Name: Raymond Ventura
Title: Managing Director

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as an Incremental Revolving Credit Lender

By:	/s/ Whitney Gaston
Name: Whitney Gaston
Title: Authorized Signatory

By:	/s/ Komal Shah
Name: Komal Shah
Title: Authorized Signatory

[Signature Page to First Amendment to Credit Agreement]

ANNEX I

TO FIRST AMENDMENT TO ABL CREDIT AGREEMENT

Revolving Credit Commitments and Pro Rata Shares

Incremental Revolving Credit Lenders	2020 Revolving Credit Commitment Increase	U.S. Commitment (after giving effect to the First Amendment to ABL Credit Agreement)	Canadian Commitment	Total Commitment (after giving effect to the First Amendment to ABL Credit Agreement)
RBC Capital Markets	$16,000,000.00	$28,333,333.32	$24,666,666.68	$53,000,000.00
Canadian Imperial Bank of Commerce	$15,000,000.00	$40,000,000.00	$50,000,000.00	$90,000,000.00
Wells Fargo Bank N.A.	$17,000,000.00	$28,666,666.67	$0.00	$28,666,666.67
Wells Fargo Capital Finance Corporation	$0.00	$0.00	$23,333,333.33	$23,333,333.33
Bank of America N.A.	$17,000,000.00	$28,666,666.67	$23,333,333.33	$52,000,000.00
Santander Bank N.A.	$0.00	$11,666,666.67	$23,333,333.33	$35,000,000.00
Regions Bank	$16,000,000.00	$26,000,000.00	$20,000,000.00	$46,000,000.00
Barclays Bank PLC	$0.00	$8,333,333.33	$16,666,666.67	$25,000,000.00
JFIN Business Credit Fund I LLC	$0.00	$4,000,000.00	$8,000,000.00	$12,000,000.00
Goldman Sachs Lending Partners LLC	$2,500,000.00	$5,166,666.67	$5,333,333.33	$10,500,000.00
Mizuho Bank, Ltd.	$2,500,000.00	$5,166,666.67	$5,333,333.33	$10,500,000.00
Credit Suisse AG	$14,000,000.00	$14,000,000.00	$0.00	$14,000,000.00

Total	$100,000,000.00	$200,000,000	$200,000,000	$400,000,000.00

ANNEX II

TO FIRST AMENDMENT TO ABL CREDIT AGREEMENT

Lender Consents

[ON FILE WITH ADMINISTRATIVE AGENT]

Lender Consent

This Lender Consent (this “Lender Consent”) is referred to in, and is a signature page to, the First Amendment to Credit Agreement (the “Agreement”) to the Credit Agreement, dated as of April 4, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time immediately prior to the effectiveness of this Amendment, the “Existing Credit Agreement”), by and among Dynasty Intermediate Co., Inc., a Delaware corporation (“Holdings”), Dynasty Acquisition Co., Inc., a Delaware corporation (the “U.S. Borrower”), Standard Aero Limited, a British Columbia limited company (the “Canadian Borrower”), the other Borrowers from time to time party hereto, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), each L/C Issuer party thereto and Royal Bank of Canada (“Royal Bank”), as Administrative Agent, Collateral Agent and a L/C Issuer. Capitalized terms used but not defined in this Lender Consent have the meaning assigned to such terms in the Agreement or the Existing Credit Agreement, as applicable.

By executing this Lender Consent, the undersigned institution agrees to the terms of the Agreement and the Existing Credit Agreement as amended thereby.

To be executed by:

Existing Lenders

Name of Institution:

Executing as an Existing Revolving Credit Lender:

By:
Name:
Title:

For any institution requiring a second signature line:

By:
Name:
Title:

[Signature Page to First Amendment to Credit Agreement]